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                                                                    Exhibit 10.2

                MORTGAGE LOAN WAREHOUSING AND SECURITY AGREEMENT

        THIS AGREEMENT, made this 21st day of March, 1999 by and between SUNTRUST BANK, MIAMI, NATIONAL ASSOCIATION (hereinafter sometimes referred to as Lender or Bank) and AMERI-CAP MORTGAGE GROUP, INC., a Florida Corporation; AMERI-CAP MORTGAGE LENDING CORP., a Florida corporation; and AMERI-CAP MORTGAGE SERVICES, INC., a Florida corporation (collectively hereinafter sometimes referred to as Borrower).

        WHEREAS, Borrower is in the business of originating, purchasing, and owning loans secured by a first mortgage encumbering single-family residences;

        WHEREAS, Lender is in the business of lending money;

        WHEREAS, Borrower desires to borrow money from Lender secured by Mortgage Loans owned by Borrower;

        WHEREAS, Lender, on terms and conditions more particularly hereinafter set forth, is willing to lend money to Borrower secured by Mortgage Loans.

        NOW, THEREFORE, in consideration of the premises, the payments and promises hereinafter set forth, the financial accommodations of Lender, and Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1. Incorporation of Preamble. The Preamble to this Agreement and each recitation therein are hereby made a part of this Agreement.

        2. Further Assurances. Borrower agrees, without expense to Lender, to execute, acknowledge, deliver, file, record and publish such further instruments and documents and to do such other acts and things as may be necessary and proper to carry out the intent(s) and purpose(s) of this Agreement, such to include without limitation opinions of counsel (in form and substance satisfactory to Lender) regarding Borrowers powers to act hereunder, the Mortgage Files, or any aspect of the Loan, the note evidencing same and the agreement securing same.

        3. Definitions. The following words and terms shall have the meanings set forth in this paragraph:

Adjustable Rate Mortgage:     A Mortgage Loan that provides for periodic
                              adjustments to the interest rate.

Advance: A loan made by the Bank to the Borrower pursuant to this agreement.



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Agreement:                    This agreement as executed as of the date first
                              above written or, if amended or supplemented as herein provided, as so amended or supplemented.

Business Day:                 Any day other than Saturday, Sunday, a legal
                              holiday in Miami-Dade County, Florida or a day on which banking institutions in Miami-Dade County, Florida are authorized or obligated by law or executive order to be closed.

Category I Collateral:        A sub-category of conventional Mortgage Loan,
                              fully conforming to FNMA/FHLMC guidelines, or FHA/VA insured/guaranteed, which is subject to a Purchase Commitment and which is secured by a first mortgage.

Category II Collateral:       A sub-category of conventional Mortgage Loan,
                              fully conforming to FNMA/FHLMC guidelines, which is subject to a Purchase Commitment, and which is secured by a second mortgage. First and second mortgage amounts combined not to exceed 80% LTV.

Category III Collateral:      A sub-category of conventional Mortgage Loan fully
                              conforming to FNMA/FHLMC guidelines except for the amount thereof, which amount does not exceed
                              $1,000,000.00, which is subject to a Purchase
                              Commitment and which has a LTV ratio not exceeding the applicable percentage set forth in the following schedule:

                              MORTGAGE LOAN AMOUNT          MAXIMUM LTV RATIO
                              --------------------          -----------------
                              Up to $300,000                        95%
                              $300,000 up to $750,000               80%
                              $750,000 up to $1,000,000             70%


Collateral Documents:         The documents evidencing the mortgage collateral
                              including without limitation the original mortgage notes endorsed in blank, the mortgages, assignment of mortgages and such other documents that are required pursuant to the terms of this Agreement

Escrow Payments:              The amounts constituting ground rents, taxes,
                              assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan and this Agreement.

FHA:                          Federal Housing Administration.

FHLBB:                        Federal Home Loan Bank Board.

FHLMC:                        Federal Home Loan Mortgage Corporation.

Fidelity Bond:                A fidelity bond to be obtained by the Borrower
                              pursuant to paragraph 8.

Fixed Rate Mortgage:          A Mortgage Loan that provides for periodic equal
                              installments of principal and interest with no change in the initial interest rate throughout the term of the Mortgage Loan and complies with FHLBB
                              BB regulatory requirements for such loans.

FNMA:                         Federal National Mortgage Association.


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GNMA:                         Government National Mortgage Association.

Guarantor:                    Finantra Capital Inc. a Delaware corporation.

Liquidation Proceeds:         Funds received in connection with liquidation of
                              defaulted Mortgage Loans trustees sale foreclosure sale or otherwise or the sale of the Mortgaged
                              Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

LTV:                          Loan-to-Value.

Market Value:                 The weighted average price (i) for conventional
                              Mortgage Loans based on either the FNMAs or FHLMCs most recent thirty (30)- day commitment price and
                              (ii) for FHA insured and VA guaranteed Mortgage
                              Loans based on 90 day delivery price for GNMA securities published daily in the Wall Street
                              Journal. In the event of disagreement regarding
                              Market Value the Lender shall determine Market
                              Value in its sole discretion provided such determination is reasonable with regard to established GNMA, FNMA and/or FHLMC MC secondary market prices.

Monthly Payments:             The Scheduled payment of principal and. interest
                              on a Mortgage Loan which is due on various days of each month

Mortgage:                     A Mortgage or Deed of Trust or Trust Indenture
                              encumbering the Mortgaged Property for the purpose of securing payment of the Mortgage Loan.

Mortgage File:                All the original documents pertaining to a
                              particular Mortgage Loan, required by this Agreement, such to be stored in one place, in one file folder, together, under one indemnification number.

Mortgage Interest Rate:       The annual rate of interest borne on a Mortgage
                              Note.

Mortgage Loan(s):             Any loan pledged, or to be pledged, to Lender by
                              Borrower pursuant to Lender terms of this Agreement.

Mortgage Note:                Note evidencing a Mortgage Loan or the writing
                              evidence of the terms of the loan owned by Borrower.

Mortgaged Property:           The real estate used as collateral to secure
                              payment of the Mortgage Loan.

Mortgagor:                    The person or persons executing the Mortgage Note,
                              the Mortgage and all related documents.

Second Home:                  A single family residence owned by Mortgagor for
                              use as a dwelling unit for retirement, vacation, or home-away-from- home purposes.

Single Family Residence:      A free-standing structure for occupancy by one,
                              two, three, or four families, a condominium unit for occupancy by a single family, and a townhouse unit for occupancy by a single family excluding mobile homes and manufactured homes.

Unrestricted Liquid Assets:   Cash or cash equivalents [U.S. bank accounts,
                              U.S. bank certificates of deposits U.S. Treasury securities or repurchase agreements backed by same, U.S. Agency securities, U.S. corporate commercial (rated Al/P1 or better), U.S. money market funds or other instruments acceptable to Lender]

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                              owned by Finantra Capital, Inc. at the parent
                              company level (not in the name of subsidiaries Finantra Capital, Inc.) and that are not restricted or encumbered in any way.

VA:                           Veterans Administration.

Secondary Market Purchaser    The person obligated to purchase Mortgage Loans
                              pursuant to a Purchase Commitment. Secondary
                              Market Purchasers must be acceptable to Lender in its sole and absolute discretion.

        4. The Loan. Lender hereby agrees to lend to Borrower and Borrower hereby agrees to borrow from Lender up to the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) said loan to be hereinafter sometimes referred to as the Loan. from time to time, the Loan may be repaid and then re-borrowed, repaid and re-borrowed again, in whole or in part, and so on until the Maturity Date, at which time, all unpaid principal, together with accrued and unpaid interest, shall be due and payable. Borrower shall not be entitled to any advances hereunder from and after the date of an occurrence of an Event of Default. The Loan will be evidenced by a promissory note (sometimes hereinafter referred to as the "Note") in form acceptable to Lender, the form of which is attached hereto as Exhibit A.

        5. Interest. The Loan shall bear interest at an annual rate equal to the following annual rate (sometimes hereinafter referred to as the "Interest Rate"):

               (a) The Loan shall bear interest (computed on the basis of the actual number of days elapsed and a year of 360 days) on the aggregate unpaid principal balance of the Loan outstanding from time to time, from and including the date of advance until such principal balance is repaid in full, at a fluctuating annual rate that (i) prior to the relevant Maturity Date, equal to the one month London Interbank Offering Rate (1.11 OR) plus two and one quarter percent (2.25%) per annum, adjusted on the first day of each month, and (ii) from and after the occurrence of an Event of Default or the relevant Maturity Date shall be the Default Rate. Interest on the Loan shall be payable in arrears
(i) prior to the relevant Maturity Date, on the first Business Day of each calendar month; (ii) in full on the relevant Maturity Date; and (iii) on demand after the relevant Maturity Date.

               (b) The amount of interest owing each month shall- be calculated on a daily moving basis upon the principal balance of the Loan from time to time outstanding. Interest shall he charged to an account designated by Borrower as of the first day of each month in an amount equal to the interest due on the Loan for the preceding month. The interest rate charged shall in no event exceed the maximum rate of interest allowed by law.

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Should clear funds in the account be insufficient to cover interest due, the
Borrower will be so notified and will remit any shortfall by check within five
(5) days of Lenders having given notice of the deficiency.

        6.     Maturity Date/Repayment Dates.

               (a) The entire unpaid principal amount of the Loan, together with accrued and unpaid interest, shall be due and payable on demand or up on the occurrence of an Event of Default, whichever first occurs. The date on which the entire unpaid principal and accrued and unpaid interest is due and payable shall herein be referred to, from time to time, as the Maturity Date. From and after notice of demand for full payment, Borrower shall not be entitled to any advance hereunder.

               (b) All proceeds realized with respect to the sale of Mortgage Loans to Secondary market Purchasers shall be delivered directly by the Secondary Market Purchaser and applied to the Loan.

               (c) If the Lender demands payment in full of the Loan at a time when the Loan is not in default, Borrower, shall have sixty (60) days thereafter in which to fully repay the Loan together with accrued interest.

        7. Use of Proceeds. The proceeds of the Loan shall be used by Borrower the normal course of business of originating and buying loans secured by first mortgages encumbering real property located in states acceptable to Lender.

        8. Advances/Documentary Conditions Precedent. The following documents (duly and properly executed and delivered) must be received by Lender, in form and substance satisfactory to Lender, before Borrower may request an advance hereunder:

               (a)     this Agreement;

               (b)     the Note;

               (c)     Opinion of Borrowers counsel;

               (d) Certificate of Good standing issued by the Secretary of State of each Slate in which Mortgage Loans are originated (or, in the alternative, written evidence that Borrower is not required to qualify to do business in any such State);

               (e) Each errors and omissions (E&O) insurance policy and a copy of each Fidelity Bond (the E&O insurance and Fidelity Bond covering Borrower and each of its closing agents), which relate to Borrowers business of originating, owing, selling and

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servicing Mortgage Loans, together with letters from each carrier issuing any such policy stating that the carrier will give written notice to Lender (i) of any claims and/or recoveries within thirty (30) clays after receipt and (ii) of any cancellation.,or reduction in coverage thirty (30) days prior to the effective date thereof. Lender shall be shown as a loss payee under all E&0 insurance policies and under each Fidelity Bond;

               (f) written evidence that Borrower is a FHLMC approved seller and servicer, if applicable;

               (g) written evidence that Borrower is a FNMA approved seller and servicer, if applicable;

               (h) Certificate of Corporate Resolution adopted by Borrowers Board of Directors authorizing the transaction evidenced by this Agreement;

               (i) written evidence that Borrower is an authorized originator and servicer of VA guaranteed Mortgage Loans, if applicable;

               (j) written evidence that Borrower is an authorized originator and servicer of FHA insured Mortgaged Loans, if applicable;

               (k)     any other documents reasonably required by Lender.

        9.     Procedure for Requesting Advances.

               (a) Upon receipt (before 11:00 a.m. of the requested funding date) by Lender of the items of described in subparagraphs (a), (b), and (c) of paragraph 17, and satisfaction of the requirements set forth in paragraph 9(b), provided the Loan is not then in default, Lender, shall advance to Borrower, by adding to its account with Lender, the amount properly requested from time to time provided the advances shall not aggregate in excess of TEN MIL LION AND NO/100 DOLLARS ($ l 0,000,000.00). Each request by Borrower shall be in form satisfactory to Lender.

               (b) With respect to each advance requested by Borrower, Lender is not, and shall not be, required to honor the request for advance unless and until each of the following conditions shall have been satisfied:

                       (i) The delivery to Lender of an Officers Certificate and Request for Advance in form set forth in Exhibit B attached hereto;

                       (ii) The delivery to Lender of a duplicate executed original copy of a firm and binding commitment to purchase the Mortgage

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                              Loans which collateralize the advance requested
                              from a Secondary Market Purchaser, in form and substance satisfactory to Lender (which commitment to purchase will sometimes herein be referred to as the Commitment or the Purchase Commitment).

                       (c) By requesting an advance, Borrower shall thereby be deemed to confirm the following:

                              (i) Borrower is not in default under this Agreement or any other document or agreement which relates to this Agreement or the Loan;

                              (ii) Borrower has satisfied every condition with respect to the request for an advance;

                              (iii) all warranties and representations set forth herein are true and correct as of the date of each request for advance;

                              (iv) Borrower has not modified or rescinded or waived any term of any document evidencing any Mortgage Loan, except as expressly permitted under the terms of this Agreement;

                              (v) each Purchase Commitment remains in full force and effect, (vi) if applicable, all conditions relating to the continued eligibility of a Mortgage Loan for FHA IA insurance or private mortgage insurance remain fully and completely satisfied; and

                              (vii) if applicable, all conditions relating to the continued eligibility of a Mortgage Loan for the VA guaranty remain fully and completely satisfied.

               10. Warranties and Representations/The Mortgage Loans. The Mortgage Loans are, and shall be, security for payment of the Loan (as more particularly set forth hereinafter). As of each loan funding date and until that part of the Loan which was advanced against a particular Mortgage Loan is paid in full, Borrower hereby represents and warrants to Lender that, as to each Mortgage Loan:

                       (a) Closing information Complete. All information delivered to Lender

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regarding the Mortgage Loans is complete, true and correct to the best knowledge of Borrower, and each Mortgage Loan conforms to the requirements of this Agreement and each Mortgage File contains each of the documents and instruments specified to be included therein duly and properly executed and in due and proper form on the dates indicated.

                       (b) Ownership of the Mortgage. Borrower is the sole owner and holder of each Mortgage Loan (which term includes the Mortgage Note evidencing the indebtedness as well as the other documents relating to the loan being pledged) free and clear of any and all encumbrances, liens, pledges, charges or security interests of any nature and has full right, subject to no interest or participation of, or agreement with, any other party, to pledge and/or assign same to Lender. There are no custodial or "warehousing" agreements in effect adversely affecting the ability or right of Borrower to make the deliveries required on any funding date.

                       (c) Mortgage as First Lien. The Mortgage is valid and subsisting first lien on the property therein described, and the Mortgages Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable. The security agreement, chattel mortgage or equivalent document related to the Mortgage establishes in Borrower a valid and subsisting first lien on the property described therein and Borrower has full right to pledge the same to Lender.

                       (d) No Modification. Except as previously disclosed to Lender and evidenced by documentation thereof in the Mortgage File, neither Borrower nor any prior holder of the Mortgage has modified the Mortgage in any material respect; satisfied, canceled, rescinded or subordinated the Mortgage in whole or in part; released the Mortgagor from liability or Lender Mortgaged Property, in whole or in part, from the lien of the Mortgage; or executed any instrument of release, cancellation, modification, satisfaction, or rescission.

                       (e) No Monetary Defaults. There are, and have been since origination, no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains

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unpaid. Borrower has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

                       (f) No Condemnation or Damage. There is no proceeding of record pending for the total or partial condemnation of the Mortgaged Property (and Borrower has no knowledge of the threat of any such proceedings) and said property is undamaged by fire, windstorm or other casualty.

                       (g) Mechanics Liens. The Mortgaged Property is free and clear of all mechanics and materialmens liens or liens in the nature thereof which are superior to the lien of the Mortgage, and no rights are outstanding that under law could give use to any such lien.

                       (h) No Encroachments. All of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Properly, unless a title insurance policy is in effect which insures against loss from any such encroachments.

                       (i) Acceptable Investment. Borrower has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagors credit standing that can be reasonably expected to cause private institutional investors to regard the Mortgage as an unacceptable investment, cause the Mortgage to become delinquent or adversely affect the value or marketability of the Mortgage.

                       (j) Usury. Each Mortgage Loan meets, or is exempt from, applicable state or federal laws, rules, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious.

                       (k) Zoning Law. Borrower has no knowledge that any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning, building or environmental law or regulation To the best of knowledge of Borrower, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the same, including but not limited to certificates or occupancy, and fire underwriter

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certificates, have been made by or obtained from the appropriate governmental authorities, and the Mortgaged Property is lawfully occupied under applicable law.

                       (l) Doing Business. Either (1) Borrower and every other holder of the Mortgage, if any, were authorized to transact and do business in the jurisdiction in which the Mortgaged Properly is located at all times when such party held the Mortgage; or (2) the loan of Mortgage funds, the acquisition of the Mortgage (if Borrower was not the original lender), the holding of the Mortgage and tale transfer of the Mortgage did not constitute the transaction of business or the doing of business in such jurisdiction.

                       (m) Made. All payments required to be made under the semis of the Mortgage have been made and such were made by the Borrower thereunder (Mortgagor) and not by any third party.

                       (n) Validity of the Note and Mortgage. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor.

                       (o) Compliance with Applicable Laws. Any and all requirements of any federal, state or local laws, rules and regulations including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Borrower shall maintain in its possession, available for Lenders inspection, and shall deliver to Lender upon demand, evidence of compliance with all such requirements.

                       (p) Full Funding of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed there is no requirements for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefore have been complied with.

                       (q) Title Insurance. Each Mortgage Loan is covered by an Al TA mortgage title insurance policy or other generally acceptable form of policy or insurance acceptable to Lender issued by title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located or by a valid Attorneys Certificate of Title in form acceptable to Lender insuring Borrower or Borrowers

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FHA/VA correspondents their successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Borrower or Borrowers FHA/VA correspondents are the named insured and the sole insured of any such Mortgage title insurance policy; the assignment to Lender of Borrowers interest in such Mortgage title insurance policy does not require the consent of or notification to the insurer; such mortgage title insurance policy is the valid and binding obligation of the insurance thereunder is in full force and effect and will be in lull force and effect and inure to the benefit of Lender if it is necessary to effectuate the assignment in favor of Lender No claims have been made under any such mortgage title insurance policy and no prior holder of the related Mortgage has engaged in any act or omission to act which would impair the coverage of any suck mortgage title insurance policy or the validity or binding effect thereof.

                       (r) Hazard Insurance. All buildings upon the Mortgaged Property are insured by a generally acceptable Insurer rated 13 or better in the current Bests Insurance Guide against loss by fire hazards of extended coverage and such other hazards as are customary in the area in an amount which is at least equal to the outstanding principal balance of the Mortgage Loan or the full insurable value of improvements whichever is the lesser If as of the date of origination of the Mortgage Loan the Mortgaged Property is located in au area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier (rated 13 or better as aforesaid) in an amount representing coverage not less than the least of (i) of the outstanding principal balance of the Mortgage Loan (ii) the lull full insurable value of the improvements or
(iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973. Borrower shall maintain in its possession, available for holders inspection, and will deliver to Lender on demand, documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as may be amended, to the Mortgaged Property All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming Borrower, its successors and assigns, as mortgagee and all premiums thereon have been paid Each hazard insurance policy is the valid and binding obligation of the insurer, is in

                                     - 11 -

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full force and effect, and will be in full force and effect and inure to the benefit of Lender if Lender becomes the owner of the related Mortgage Loan Borrower has not engaged in, and has no knowledge of the Mortgagor having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagors cost and expense, and on the Mortgagors failure to do so, authorizes the Mortgagee to maintain such insurance at Mortgagors cost and expense and seek reimbursement therefor from the Mortgagor All premiums due as of or prior to the date(s) of Borrowers request for an advance have been paid.

                       (s) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the relates Mortgage Note and no event which, with the passage of time or with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Borrower has not, by action or omission to act, waived any default, breach, violation or event of acceleration.

                       (t) Due-on-Sale Provisions. All Mortgage Loans contain due-oil-sale provisions enforceable in accordance with their terms in the jurisdiction in which the Mortgaged Property is located providing for the option of holder to declare full acceleration of amounts due under the Mortgage Loan upon a conveyance of title by sale, assignment or operation of law, including the sale or assignment of a beneficial interest Borrower will use its best efforts, at its expense, to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgage Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable thereon As to any Mortgage Loans which do not have enforceable due-on-sale provisions, Borrower agrees to redeem said Mortgage Loan from Lender by reducing the unpaid principal amount of the Loan by an amount equal to the full id principal balance of the offending Mortgage Loan, upon the assumption by a subsequent owner. If Secondary Market Purchaser requires that mortgage loans sold to it be "assumable" then this representation shall be deemed satisfied with respect to any such Mortgage Loans.

                       (u) No Defenses. The Mortgage is not subject to any right of rescission,

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set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable in whole or in part, or subject to any right of rescission set-off, counterclaim or defense, including but not limited to the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                       (v) Payment Terms. Each Mortgage Note is payable in self-amortizing equal monthly installments of principal and interest, with interest in arrears, providing for full amortization by contracted maturity on the first day of each month over an original term of not more than thirty (30) years.

                       (w) Security. Each Mortgaged Property consists of a parcel of real property located within the United of America, in states acceptable to Lender, which is improved with a Single family Residence.

                       (x) No Other Collateral. Each Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in subparagraph (c) hereof.

                       (y) Customary Remedies. Each Mortgage contains customary enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including but not limited to (i) in the case of a mortgage designated as a deed of trust, by trustees sale, and (ii) otherwise by judicial foreclosure

                       (z) Fees and Expenses. Except in connection with a trustees sale after default by the Mortgagor, no fees or expenses are or will become payable by the holder to the trustee under any Mortgage constituting a deed of trust Prior to the first funding date, Borrower will furnish to Lender a schedule of typical and customary foreclosure and trustees sale expenses and fees and shall provide Lender with revised schedules from time to time as such typical and customary fees and expenses change.

                       (aa) Trustee. With respect to each mortgage constituting a deed of trust, a trustee (or trustees) duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such mortgage.

                       (bb) Location of Realty. Each Mortgaged Property is located in the

United States of America, in States approved by Lender.

                       (cc) Loan to Value Ratios. If the 1 TV ratio for any conventional Mortgage Loan at time of origination was greater than eighty percent (80%), the excess over eighty percent (80%) is subject to a policy of primary mortgage guaranty insurance (issued by a company acceptable to Lender) until the principal balance of the mortgage loan is reduce(l below eighty percent (80%) of such value. All provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in lull force and effect, and all premiums due thereunder have been paid Any mortgage subject to any such policy of primary mortgage guaranty insurance obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith and the interest rate set forth on the Mortgage
Note is net of any premium for such primary mortgage guaranty insurance policy Borrower has not engaged in an act o omission which would impair the enforceability of any such mortgage guaranty insurance policy.

                       (dd) All Statements True. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading to the best of Borrowers knowledge.

                       (ee) Adverse Classification. In addition to all other representation warranties made by Borrower herein, Borrower hereby represents and warrants that no Mortgage Loan delivered under this Agreement has been adversely classified or classified as a substandard asset by a supervisory or regulatory authority having the power to make such classification.

                       (ff) Capitalized Loans. As to each Mortgage Note containing a stated maturity date, said maturity date has not been extended as a result of capitalization of real estate tax and/or insurance premium expense Additionally, capitalization of real estate tax and/or insurance premium expenses shall be discontinued on or before the date of delivery to Lender of the Mortgage Loans which are the subject of this Agreement

                       (gg) Documentary Taxes. All excise taxes imposed by Chapter 201, Florida Statutes, upon or in respect to the Collateral have been paid and any and all other taxes applicable to the Collateral, the execution of the Note and Mortgage and the filing of the Mortgage and Financing Statements (if any) have been paid.

                       (hh) Condominium/PUD Warranties All Mortgage Loans secured by units in condominiums or Planned Unit Developments (PUD) comply with the applicable condominium or PUD warranties set forth from time to time by Lender, by private or governmental mortgage insurers, and/or by the Secondary Market Purchaser.

                       (ii) Appraisals. The appraisal of the Mortgaged Property was made and signed (prior to approval by the underwriter) by a qualified appraiser who had no interest, direct or indirect, in the real estate or in any loan on the security thereof, and who does not receive compensation which is affected by the approval or disapproval of the subject loan.

                       (jj) Escrow Account Deficiencies. There exist no deficiencies in any escrow accounts for which customary arrangements for repayment thereof have not been made and no escrow deposits or other charges or payments clue the Borrower have been capitalized under any Mortgage or Mortgage Note.

                       (kk) VA/FHA As to Mortgage Loans which are either guaranteed (or eligible fol guarantee) by the VA (and such shall be guaranteed to the maximum extent, but not less than twenty percent (20%) of the principal amount, permitted by law for a veteran who has not used up any part of his entitlement or acceptable to FNMA) or insured (or fully eligible for insurance) to the maximum amount permitted by 171 IA, all necessary steps have been taken to make and keep such guaranty or insurance valid, binding and enforceable and each of such is a binding, valid and enforceable obligation of the VA and Fl IA, as the case may be, to the full extent thereof, without surcharge, setoff, or defense on the Closing Date . There shall be evidence in each Mortgage File of such 11 IA insurance or VA guaranty, as the case may be, satisfactory to Lender (it being understood that said evidence will not be received by Borrower for sixty (60) days after the closing of the Mortgage Loan).

               11. Survival of Warranties/Remedy It is understood and agreed that the representations and warranties set forth in this Agreement are continuing warranties and representations and shall survive the loan funding date(s) and shall survive the termination of this Agreement Upon discovery by either Borrower or Lender of a breach of any of the representations and warranties set forth herein, the party discovering such breach shall promptly give written notice to the other. Within thirty (30) days of its discovery or its receipt of notice of breach, Borrower shall cure such breach in all material respects or shall redeem the offending Mortgage Loan from Lender by substitution of Collateral acceptable to Lender or by reducing the unpaid principal amount of the Loan by an amount equal to that portion of the unpaid principal balance of the offending Mortgage Loan which was loaned to Borrower pursuant to this Agreement reduced by principal repayments to Lender which were allocated to the offending Mortgage Loan by mutual agreement of the parties.

        With respect to examples of Borrowers notice obligation hereunder, the Borrower shall promptly notify Lender, among other things, of:

               (a) any thirty (30) day default under any Mortgage Loan;

               (b) any non-monetary default under any Mortgage Loan;

               (c) any damage, destruction, loss, or HARM to, or condemnation of, any Mortgaged Property;

               (d) the progress of repairs an( /or restoration of damaged Mortgage Property;

               (e) All threatened and/or pending actions, suits, hearings, administrative proceedings, etcetera, effecting the Borrower of the Collateral;

               (f) any default or failure lo comply with any order, Writ, injunction or decree in favor of or any demand of any governmental agency or authority.

        This paragraph provides a thirty (30) day "cure period". It is possible that Borrowers rights hereunder as to length-of-time might conflict with length-of-time requirements set forth elsewhere in this Agreement In the event of length-of-time conflicts herein, the length-of-time requirements which shall apply to any "cure period" or similar period of time hereunder shall be determined by Lender in its sole discretion.

        12. Warranties as of Funding Date. As of each Loan advance funding date, Borrower hereby warrants and represents as to each Mortgage Loan requirements of Lender (including those set forth in paragraph 13 hereof) have been fully satisfied and that all warranties and representations of Borrower are true and correct Upon Lenders written request, Borrower shall supply satisfactory evidence to Lender of its compliance with any and all of the lending conditions and requirements set forth or referred to herein.

        13. Other Warranties Borrower further represents, warrants and agrees that as of the date of this Agreement:

               (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, and has the requisite power and authority to enter into this Agreement and the other agreements contemplated by this Agreement;

               (b) This Agreement has been duly authorized, executed and delivered to Lender and constitutes a valid and legally binding agreement of Borrower enforceable in accordance with its terms;

               (c) There is no action, proceeding or investigating pending or threatened, nor any basis for same, known to it, that questions the validity or prospective validity of this Agreement insofar as the Agreement relates to it, or any essential elements upon which this Agreement depends, or any action to be taken by it pursuant to this Agreement;

               (d) Insofar as its capacity to carry out any obligation under this Agreement is considered, it is not in violation of any provision of any charter, certificate of incorporation, bylaw, mortgage, indenture, indebtedness, agreement instrument, judgment, decree, order, statute, rule or regulation, and there is no such provision that adversely affects its capacity to carry out such obligation and its execution of, and performance pursuant to.
this Agreement will not result in such violation: and

               (e) It is duly organized, validly existing and in good standing under the laws of any jurisdiction in which it originates any Mortgage Loan delivered to Lender, or its designee, pursuant to this Agreement, and has obtained any license required in order to originate any such Mortgage Loans in any such jurisdiction.

        14. The Mortgage File. The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form and each such document or instrument is in form acceptable, as applicable, to FNMA, VA, GNMA, FHA, and/or FHLMC Except for Category 111 Collateral, each Mortgage Loan is in conformity with the standards of FHLMC or FNMA under one of their respective home mortgage purchase or guaranteed mortgage backed securities programs. Each Mortgage Note and Mortgage are on forms approved, as applicable, by FNMA, GNMA, VA, FHA, or FHLMC with such riders as have been approved by FNMA, GNMA, VA, FHA, or FHLMC, as the case may be.

        A Mortgage File shall exist for each Mortgage Loan. The Mortgage File shall contain at least the following instruments and documents:

               (a) Original Mortgage Note endorsed to Lender or in blank;

               (b) Original Mortgage;*

               (c) Assignments of Mortgage in recordable from (to Lender and to Secondary Market Purchaser or in blank);

               (d) Original assumption or modification documents, if applicable;

               (e) Applicable mortgage title insurance policy or commitment; (f) copy of the VA Loan Guaranty Certificate; (for VA guaranteed Mortgage Loans)**

               (g) Copy of the FHA Insurance Certificate (for Jl IA insured Mortgage Loan);**

               (h) the private mortgage insurance policy (or binder/commitment coupled with proof of payment) for conventional Mortgage Loans with LTV ratios in excess of eighty percent (80%);

               (i) copy of purchase Commitment certified by Borrower as true and correct;

               (j) Estoppel Certificate, in form attached hereto as Exhibit C;
and

               (k) Such other documents and instruments that may, from time to lime, be required by Lender.

          *(if original recorded Mortgage is not available at time of funding of advance, Borrower may deliver a certified copy of the excluded Mortgage and The original recording receipt for said mortgage Borrower shall deliver to Lender the original recorded Mortgage or a copy thereof if The Mortgage is to be included as part of mortgage-backed security on or before the forty-fifth (45th) day following the date on which the advance was funded).

**When received from agencies (FHA or VA).

        The following documents shall also constitute part of the Mortgage File and shall be sometimes herein referred to as the "remaining Mortgage File documents " the remaining Mortgage File documents shall be held by Borrower in trust for Lender and shall be delivered to Lender at any time and from time to time, in whole or ill part, immediately upon request. The remaining Mortgage File documents are:

                       (i)   Hazard Insurance Policy;

                       (ii) Flood Insurance policy (if required by law or regulation);

                       (iii) Regulation 7. form;

                       (iv)  HUD Settlement statement;

                       (v) current as-built survey, certified and sealed, for Mortgaged

                              Property other shall a condominium unit;

                       (vi) Declaration of Condominium and all related documents for Mortgaged Property which is a condominium unit (where condominium subject to the same Declaration of Condominium are security for more than one Mortgage Loan, only one master copy of the Declaration of Condominium, appropriately identified to the satisfaction of Lender, need be delivered to Lender);

                       (vii)  appraisal of the Mortgaged Property;

                       (viii) and all statements, forms, et cetera required by
                              the Real Estate Settlement Procedures Act (RESPA) and the Federal Truth-In-Lending Act not otherwise referred to in this paragraph;

                       (ix) satisfactory evidence of compliance with all applicable federal, state, and local laws and regulations not otherwise referred to in this paragraph;

                       (x) copy of sales contract for Mortgaged Property (if Mortgage Loan is closed in connection with a purchase-sale of the Mortgaged Property);

                       (xi) certificate of occupancy for newly constructed Mortgaged Property;

                       (xii) copies of current credit reports, current loan applications, current financial statements, verification of employment, and verification of deposits;

                       (xiii) copies of financing statements and security
                              agreements applicable to any personal property which secures the Mortgage Loan;

                       (xiv) copy of private mortgage insurance affidavit signed by seller and purchaser of the Mortgaged Property, if applicable;

                       (xv) copies of FNMA or FHLMC as applicable, project approvals for Mortgaged Property within projects where prior approval by FNMA or FHLMC is required;

        Any reference to "Mortgage File" herein shall also be a reference to the contents of the Mortgage File.

        15. Security Agreement Borrower hereby grants to Lender which Lender hereby accepts, a security interest in the Collateral (hereinafter described) to secure the payment in full of the Obligation (hereinafter defined). T he security interest of Lender shall attach to the Collateral at the time of compliance with the requirements of paragraph 9(a) or at the time the Borrower has rights in the Collateral and Lender has advanced money (i e, "new value") with respect to the Collateral, whichever first occurs.

        16. The Obligation The following, jointly and severally, shall constitute "the Obligation" secured by this Agreement:

               (a) The Loan as well as the Note evidencing the Loan;

               (b) All past, present, and future advances of whatever type, by Lender to Borrower and extensions and renewals thereof, whether or not of the nature contemplated as of the date hereof;

               (c) All existing and future liabilities, of whatever type, of Borrower to Lender and including (but not limited to) liability of overdrafts and as endorser and surety;

               (d) All costs incurred by Lender to obtain, preserve and enforce this security interest, collect the Obligation, and maintain and preserve the Collateral, and including (but not limited to) taxes, assessments, insurance premiums, reasonable attorneys fees and legal expenses, rent, storage costs, and expenses of sale;

               (e) Interest on the above amounts, as agreed between Lender and Borrower, or if no such agreement, at the maximum rate permitted by law

        17. The Collateral The security interest is granted in the following, hereinafter called the "Collateral", which shall be delivered to and held by
Lender:

               (a) Mortgage Note(s) delivered lo Lender in connection with requests for and advance;

               (b) Mortgage(s) securing Note(s) delivered in accordance with subparagraph (a) above;

               (c) The Mortgage File for each Mortgage Note referred to in subparagraph (a) above (which Mortgage File shall contain the items referred to in subparagraph (a) and (b) hereof);

               (d) All documents, instruments and other rights relating to any Mortgage Loan delivered to Lender hereunder (some of which documents may not be delivered to Lender at the of funding);

               (e) All cash or non-cash proceeds of any of the foregoing, including insurance proceeds;

               (f) All actions, causes of action, foreclosure suits and judgments, as well as the proceeds thereof, related to the Collateral;

               (g) All of Borrowers rights, title and interest in and to the Purchase Commitments are hereby assigned to Lender;

               (h) All ledger sheers, files, records documents and instruments (including, but not limited, to computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the above (such being retained by Borrower pending demand for delivery by Lender);

               (i) All funds in the special account for transactions with Secondary Market Purchasers referenced in Paragraph 33 hereof.

        The location of the office where the records concerning rights are kept is the address of Borrower herein set forth.

        The Bank shall not be obligated to accept the Mortgage loan if; in its Opinion, such acceptance could reasonably subject the Bank to the risk of liability not contemplated by this agreement.

        18. Events of Default Lender shall not be obligated to make additional advances and the entire unpaid principal balance of the Loan together with all accrued and unpaid interest, shall become immediately due and payable, at the option of Lender upon the occurrence of one or more of the following Events of
Default:

               (a) any failure by Borrower to make, when due, any payment required to be made under the terms of this Agreement or the Note evidencing the Loan; or

               (b) failure on the part of Borrower duly to observe, satisfy or perform, on a continuing basis, in any material respect any other of the covenants, warranties, representations or agreements, on the part of the Borrower set forth in this Agreement or any other agreement instrument, or document entered into between Lender and Borrower in connection with the Loan; or

               (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Borrower and such decree or order shall have remained in force undischarged for a period of thirty (30) days; or

               (d) Borrower shall consent to or allow the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Borrower or of or relating to all or substantial all of its property; or

               (e) Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statue, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (f) the merger or consolidation of the Borrower with another corporation, or any corporation resulting from any merger, conversion or consolidation to which the Borrower shall be a party, or sale of a majority ownership interest in the Borrower without prior approval of Lender provided, however, Borrower may acquire or merge other subsidiaries into Borrower; or

               (g) Borrower shall fail to observe or perform in any material respect any covenant, term, provision, condition, warranty or representation of any agreement between Borrower and a Secondary Market Purchaser; or

               (h) Borrower shall default under the teens of any other loan Borrower has with the Lender or any other creditor; or

               (i) Borrower shall allow any final judgment or decree for the payment of money in excess of TEN THOUSAND AND NO/100 DOLLARS ($10,000 00) to remain unpaid or unappealed and not satisfied for a period of thirty (30) days or more after the date of entry; or

               (j) Borrower shall fail to maintain its FHA approved mortgage status, VA approved lender status, I:NMA approved Seller/ Servicer status, or I I IL MC approved Seller/Servicer status, as applicable

        19. Rights Upon Default Upon the occurrence of an event of Default, Lender shall have each of the rights of a secured party set forth in Florida Statutes Chapter 679, (i e, Uniform Commercial Code-Secured Transactions), such being deemed expressly and affirmatively set forth herein Borrower hereby acknowledges that the Collateral is of a type customarily sold in a recognized market and hereby agrees to pay any deficiency The recognized market for the Collateral is what is commonly referred to as the "secondary market" for FNMA and/or Fl ll MC and/or other types of mortgage loans Without limiting Lenders rights, upon the occurrence of an Event of a Default, Lender is hereby granted the right to collect all payments owing pursuant to the Mortgage Loan directly from the Mortgagors or indirectly by a servicer designated by Lender In the event Lender elects to sell the Collateral by a public sale, it is agreed that notice shall be deemed satisfactorily given if trailed by United States certified mail in an envelope addressed to Lender at its principal place of business herein noted, not less than five (5) days nor mole than ten (10) days prior to such public sale.

        In addition, to the rights of Lender set forth in the preceding paragraph, Lender shall have the following rights and/or remedies upon the occurrence of an livens of Default:

               (a) to assume full servicing responsibilities for the Mortgage Loans (as if Lender were the Owner thereof);

               (b) to communicate directly with the Mortgagors on all matters relating to the Mortgage Loans;

               (c) to open any mail addressed to Borrower which relates to the Mortgage Loans;

               (d) to enter the business premises of Borrower and take possession of and remove therefrom without breach of the peace, all or any part of the Collateral;

               (e) pursuant to power of attorney granted herein, to execute and/or endorse on behalf of Borrower receipts, checks, notes, agreements, letters, instruments and/or documents of any kind or description relating to the collection of sums clue pursuant to the terms of the Mortgage Loans or sale or other liquidation of the Mortgage Loan;

               (f) to purchase all or part of the Mortgage Loans at any public or private sale, free and clear of any claim, right or equity of redemption (Borrower hereby waiving any claim, right or equity or redemption);

               (g) when liquidating the Collateral, to sell the same at a place chosen by Lender and on such terms, as to cash or deferred payment, as Lender deems in its best interests.

        20. Expenses of Default; Sale Proceeds In the event Lender exercises its rights hereunder as a result of the occurrence of an Event of Default:

               (a) Borrower shall pay all costs and expenses paid or incurred by Lender in exercising Lenders rights, such to include without limitation, attorneys fees (for negotiation, consultation, correspondence, litigation and appeal) and associated expenses;

               (b) Lender shall not be liable for its action or inaction except for conduct constituting gross negligence or willful misconduct;

               (c) in the event of a Sale of Collateral involving deferred payment of all or part of the purchase price, the Loan shall not be credited with the uncollected portion of the net sale proceeds until actually collected;

               (d) in the event Lender pays or incurs costs and expenses in connection with servicing the Mortgage Loans, such items of cost and expense to include without limitation repairs, collection expenses, and servicing costs and expenses (both ordinary and extraordinary), such costs and expenses shall be paid by Borrower (or, the absence of payment, discharged by offset against any proceeds realized by liquidating the Collateral);

               (e) the net proceeds resulting from the sale of the Collateral (after all costs, fees and expenses of said sale) shall be allocated first to accrued and unpaid interest. with the balance, if any, allocated to unpaid principal

        21. Loan Account Statements Once each month Lender shall furnish Borrower with a statement of the previous months loan account activity (the Loan Account Activity) accounting for the amount of each loan advance, daily interest charges, Loan principal repayments, Loan principal and interest adjustments (if any), and cumulative totals for accrued and unpaid interest and unpaid Loan principal Any additional information regarding the Loan, to the extent available to Lender, shall be provided by Lender at the sole cost and expense of Borrower. T he Borrower shall notify Lender in writing within thirty (30) days of receipt of the Loan Account Statement of any discrepancies between such statement and the records of the Borrower If Borrower does not object to the Loan Account Statement within thirty (30) days of receipt, such statement shall be deemed final and conclusive with respect to the information reported thereon, and Borrower hereby waives any objection regarding the accuracy of such statement in any action or proceeding to enforce the obligations of the Borrower hereunder Borrower shall be deemed to have received any Loan Account Statement no later than the third Business Day following the date said statement was mailed.

        22. Financial Statements.

               (a) Not later than ninety (90) days following the end of Borrowers and Guarantors fiscal year during each year this Agreement is in effect, the Borrower and Guarantor shall furnish Lender with full and complete certified financial statements, prepared by an independent certified public accountant, accurately reporting its operations during, and its financial condition at the end of, the immediately preceding fiscal year

               (b) Within forty-five (45) days following each month of Borrowers and Guarantors fiscal year Borrower and Guarantor shall furnish Lender with a profit and loss statement for such month and a balance sheet reflecting its financial condition at the end of the month, both statements being acknowledged as correct by Borrower and Guarantor.

               (c) At Banks request, Borrower shall provide Bank on a monthly basis a pipeline Management report and a servicing portfolio analysis.

        All financial statements contemplated hereunder shall be prepared in accordance with generally accepted accounting principals.

        23. Annual Servicing and Audit Reports If FNMA, FHA, VA and/or FHLMC require Borrower to furnish periodic servicing reports, copies of those same reports will be mailed k, Lender at the same time such reports are furnished to FNMA or FHLMC Borrower shall furnish copies of audit reports issued by FNMA, FHLMC, GNMA, FHA and/or HUD within 30 days of receipt by Borrower.

        24. Additional Information Borrower shall furnish to the lender, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the purposes of this Agreement, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Lender may reasonably require and shall include, without limitation, satisfactory monthly remittance and aging reports on a loan-by-loan schedule. Lender is hereby granted the right, after reasonable notice, to inspect and copy Borrowers books and records.

        In addition, Borrower shall provide lender on the first day of the month with a Valuation Report of Assigned Collateral in the form set out in Exhibit
1), attached hereto, if requested by Lender. Lender continuously shall be given reasonable access to inventory production, accounting and control reports of the Borrower at the Borrowers place of business during normal business hours The Lender shall have the right to verify reports and schedules in any reasonable manner with the intent and purpose of assuring the Lender that the quality of security and other requirements are continuously maintained, at the expense of the Borrower.

        25. Expenses and Fees Subject to limitations set forth in the Commitment Letter, Borrower agrees to pay all costs and expenses in any way connected with the Loan, including without limitation all costs and expenses in connection with the preparation, execution, delivery, amendment, waiver and enforcement of this Agreement and all other instruments delivered in accordance with or in connection with this Agreement, as well as all taxes (including without limitation documentary stamp taxes, intangible taxes, etc., but not including tax liabilities in any way connected with the income or revenue of Lender) now or hereafter imposed in connection with the Loan or any documents delivered pursuant to or in connection with the Loan.

        26. Servicing The Mortgage Loans shall be serviced by Borrower. at no cost to lender, in accordance with the FNMA Selling and Servicing Guides or in accordance with such other requirements as may be approved by lender and/or which are required by the Secondary Market Purchaser for the Mortgage Loans Servicing of the Mortgage Loans by Borrower shall terminate upon the occurrence of an Event of Default

        On or after the receipt by Borrower of written notice of termination, all servicing authority and power of Borrower under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed by Lender Upon written request Iron, lender, Borrower shall prepare, execute aud deliver any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise at Borrowers sole expense Borrower agrees to cooperate with Lender and such successor in effecting the termination of Borrowers responsibilities and rights hereunder, including without limitation, the transfer of such successor for administration by it of the amount of cash equal to the amounts which shall at the time be held by Borrower with respect to the Mortgage Loans such to include without limitation payments of principal and interest, tax and insurance escrows, et cetera.

        27. Power of Attorney Borrower does hereby appoint Lender its true and lawful attorney-in-fact for it and in its name, place and stead, for the limited purpose of:
               (a) in the event of an occurrence of an Event of Default, to endorse checks, sign receipts, satisfy Mortgages, satisfy Mortgage Notes, collect, deposit and disburse money owing by Mortgagors in connection with Mortgage Loans and do such other acts and things as shall be necessary and proper to service the Mortgage Loans and to protect, maintain and preserve the value of the Mortgaged Property; and

               (b) to execute in the name of the Borrower any financing statements or assignments or UCC filing forms and to file the same.

               (c) Borrower does further give and grant unto its said attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as it might or could do if present, with full power of substitution and revocation, hereby ratifying and confirming all that its said attorney shall lawfully do or cause to be done by virtue hereof.

        For value received, receipt of which is hereby acknowledged, Borrower does hereby intend that this power of attorney be coupled with an interest, and does hereby make and declare this power of attorney to be irrevocable by it or otherwise, renouncing all right to revoke this power or to appoint any other person to perform any of the acts enumerated herein.

        28.  Miscellaneous.

               (a) This Agreement contains the entire understanding of the parties relating to the subject matter hereof and may not be waived, modified, or changed in any way, unless such waiver, modification or change be expressly stated as such in a written document signed by both Lender and Borrower No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any such right, power or privilege preclude any other or fill -e exercise thereof by Lender or the exercise by Lender of any other right, power or privilege.

               (b) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

               (c) All notices, demands or other communications that are to be given under this Agreement shall be in writing, addressed to the appropriate parties and sent by regular or express nail, postage prepaid as follows, unless another name or address is later substituted or unless otherwise required herein:

        To Lender      SUNTRUST Bank, Miami, N A
                       777 Bracknell Avenue
                       Miami, Florida 33131
                       Attn: Robert E. Hummel
                             Senior Vice President

        To Borrower:   AMERI-CAP MORTGAGE GROUP, INC
                       1926 10" Avenue, Suite 304
                       Lake Worth, Florida 33461
                       Attn: Craig Bavaria,
                             Executive Vice President

`       To Counsel:    Maynard J. Hellman, Esq.
                       150 South Pine Island Road, Suite 500
                       Plantation, Florida 33324

               (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which counterparts together constitute but one and the same Agreement.

               (e) Wherever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders.

               (f) The rights, duties and obligations of Borrower under this Agreement nay not be transferred or assigned without the prior written consent of Lender.

        29. Sub-Loan Limitations. Bank has agreed to advance sums from time to time in accordance with the terms of this Agreement. Each advance is to be secured by, among other things, Mortgage Loans which will be originated by Borrower While all Mortgage Loans and other Collateral secure the Loan, advances against delivery of certain types of Mortgage Loans (or Collateral) shall be subject to certain gross dollar ceiling amounts as more particularly set forth hereinafter:

               (a) as to Category I Collateral, advances shall not exceed TEN MILLION

AND NO/100 DOLLARS ($10 000,000 00);

               (b) as to Category II Collateral, advances shall not exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00);

               (c) as to Category III Collateral, advances shall not exceed THREE MILLION AND NO/100 DOLLARS ($3,000,000).

        30.  Funding Ratios/Time Line Limitations.

               (a) Lender has agreed to advance sums from time to time in accordance with the terms of this Agreement. Each advance is to be secured by, among other things, Collateral (described by Category) which will he originated by Borrower. While all Collateral secures the Loan, advances against delivery of certain types of Collateral shall be subject to certain percentage-of-collateral loan value ceiling amounts and length-of-time-held-as-Collateral limitations as more particularly set forth hereinafter All advances will be sub-categorized as to type of Collateral and Lender and Borrower will continuously monitor Collateral by type of Collateral for the purpose, inter alia, of tracking the amount of Loan advances, expressed as a percentage of "Collateral Loan Value", which are secured by a particular type of Mortgage Loan (or Collateral). For example, Lender will advance no more than a certain percentage of "Collateral Loan Value" and this ceiling percentage may not be exceeded at any time When Loan advances exceed the maximum ceiling percentage with respect to any particular type of Collateral Borrower must, and shall, immediately repay Loan principal in an amount necessary to re-establish the required not-to-exceed ceiling percentage. Additionally, as to Collateral which has been held longer than allowed under the length-of-time limitations, the Loan advances relating to such Collateral shall be immediately repaid The length-of-time-held period shall commence on the date of the Mortgage Loan proceeds are paid to or for the benefit of Mortgagor for purposed of this paragraph only, the term "Collateral Loan Value" shall mean whichever of the following results in the lowest gross dollar amount for an advance;

                       (i)    the principal balance of the Collateral;

                       (ii) the cash purchase price for the Collateral set forth in the Purchase Commitment (provided a Purchase Commitment is in existence); or

                       (iii)  Market Value of the Collateral

        Set forth in the following schedule are percentage-of-Mortgage-Collateral Value and length-of-time-held limitations which relate to each type of Collateral securing advances:

                              PERCENTAGE OF
   TYPE OF COLLATERAL           "MORTGAGE           PERIOD OF TIME
                            COLLATERAL" VALUE      HELD LIMITATION
   ------------------       -----------------      ---------------
      Category I                   98%                  90 Days
      Category II                  90%                  90 Days
      Category III                 98%                  90 Days


        In no event shall Lender advance a sum in excess of the "draft amount" or purposes hereof, the "draft amount" is the amount delivered by Borrower to the agent closing a particular mortgage loan on behalf of Borrower.

               (b) Borrower shall promptly furnish substitute Collateral for Collateral which is held by Lender beyond the applicable period-of-time-held-limitation. Such substitute Collateral must be acceptable to Lender. In the alternative, Borrower shall redeem the Collateral which has been held by Lender beyond the applicable period-of-time-held-limitation by repaying that amount of Loan principal advanced against such Collateral (which shall be released upon such redemption or substitution).

        31.  Special Covenants.

               (a) Borrowers total debt to Adjusted Net Worth (as hereinafter defined) plus Guarantors Unrestricted Liquid Assets (as defined herein) ratio shall not exceed 10:1 (ten to one) from the date first above set forth up to and including the Maturity Date. [i.e. Total liabilities of Borrower divided by (Adjusted Net Worth of Borrower plus Unrestricted Liquid Assets of Guarantor) must be less than or equal to ten].

               (b) Adjusted Net Worth shall be defined as Adjusted Tangible Net Worth (as hereinafter defined) plus one percent (1%) of the outstanding unpaid principal balance of the residential mortgage servicing rights owned by Borrower. Adjusted Tangible Net Worth shall be defined as tangible net worth determined under Generally accepted accounting principles (GAAP) less:

                       (i) deferred servicing fees or any capitalized purchased
                           or originated mortgage servicing rights;

                       (ii) loans, receivable or other advances due from affiliates, officers, shareholders, directors, subsidiaries or related parties of Borrower or Guarantor;

                       (iii) loans, receivables or other advances due from entities controlled by affiliates, officers, shareholders, directors, subsidiaries or related parties of Borrower or Guarantor;

                       (iv) goodwill and any other intangible assets as defined by GAAP;

                       (v) investments other than investments ill marketable securities;

                       (vi)   loans and/or draws due from employees.

                   Total debt will include draft /checks issued, in the process of collection.

               (c) At no time, shall Borrowers book net worth, as defined under GAAP, be less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

               (d) At no time, shall Borrowers Adjusted Net Worth be less than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00).

               (e) At no time, shall Borrowers Adjusted Net Worth plus Unrestricted Liquid Assets (of Guarantor) be less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

               (f) By December 31, 1999, the Adjusted Net Worth of Borrower must increased to no less than ONE MILLION AND NO/DOLLARS ($1,000,000.00).

               (g) At no time, shall Borrowers Modified Working Capital Ratio (as hereinafter defined) be less than 1.25 to 1. Modified Working Capital Ratio shall be defined as current assets less mortgage inventory divided current liabilities less mortgage warehousing debt plus drafts/checks outstanding on mortgage closings.

               (h) Throughout the term of the Loan, Malcolm I,. Resnick and Craig Bavaria must be actively involved in the management of Borrower..

               (i) At no time, shall Guarantors Consolidated Tangible Net Worth (as hereinafter defined) be less shall FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00). Consolidated Tangible Net Worth shall be defined as consolidated book net worth of Guarantor (including its subsidiaries), as defined by GAAP, less goodwill; loans, receivables and any other advances due from affiliates, officers, directors, shareholders or related parties; and any other intangible assets, as defined by GAAP, plus any loan loss reserves. I rom December 31, 1999 and thereafter loan loss reserves will be excluded from the definition of Consolidated Tangible Net Worth.

               (j) Borrower shall provide a monthly certification to Lender attesting to Borrowers compliance with all terms, conditions and covenants set forth herein.
               (k) Without the Lenders prior written consent, which may be granted or withheld in the Lenders sole and absolute discretion, the Borrower shall not directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any Indebtedness on its part, and any commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing, except that the Borrower may incur or permit to exist: (a) Indebtedness owed to the Lender; (b) short-term supplier credit incurred in reasonable amounts in the ordinary course of the Borrowers business; (c) equipment financing secured only by the equipment acquired with such indebtedness; (d) loans, unrelated to the financing of mortgage loans or mortgage servicing rights, for the purpose of office expansion, leasehold improvements or new offices, etc.

               (l) Without Lenders prior written consent Borrower shall not modify, amend, change or rescind, or fail to enforce its rights under, and Purchase Commitment.

        32. Lender retains the continuing and absolute right to reject any Mortgage File which does not conform to the requirements of this Agreement. If Lender notifies Borrower that a Mortgage File does not satisfy the requirements of this Agreement, Borrower shall within five (5) days from said notification redeem such Mortgage File by paying to lender the balance advanced against the related Mortgage Loan or, in the alternative, Borrower will correct to Lenders satisfaction whatever deficiencies render the Mortgage File non-conforming or replace same with a Mortgage Loan (evidenced by a Mortgage File) acceptable to the Lender of equal or greater Market Value, all within said five (5) day period of time.

        33. lender Delivery of Mortgage Loans. At the expense of and upon receipt of written request from Borrower, lender shall deliver Collateral (e.g., Mortgage Loans and/or Mortgage Files) directly to Secondary market Purchasers provided that Lender simultaneously shall have, or prior thereto have received the full cash price for the collateral. from time to time Secondary Market Purchasers may be permitted by Lender to deliver the purchase price after having received the Mortgage Loan being purchased, such being under circumstances acceptable to Lender. Ill no case will any advance allocated to Mortgage Loans delivered to a Secondary Market Purchaser (on a deferred payment basis) be allowed to remain unpaid for a period in excess of fifteen (15) Business Days. Advances allocated to Mortgage Loans delivered to FNMA or FHLMC against future payment of the purchase price may remain unpaid until the purchase price is funded by FNMA or FHLMC (which may take longer than fifteen (1) Business Days). Borrower shall immediately reduce the balance of the Loan in an amount equal to the purchase price for Mortgage Loans where the purchase price remains unpaid for fifteen (15) Business Days (except when the Secondary Market Purchaser is FNMA or FHLMC). In all cases involving deferred payment by Secondary Market Purchasers, the purchase price shall be paid only to lender and only the lender will be authorized to deliver the applicable Mortgage Files.

        The Borrower shall maintain a special account in its name with lender for transactions involving deferred payments by Secondary Market Purchasers. The Borrower hereby expressly authorizes and empowers the Lender to endorse its name upon any check, draft, transfer or other instrument due to the Borrower, and to deposit amounts due to the Borrower in such special account when deferred payments are received. The Lender may, from time to time, at its sole discretion, apply all or any part of such special account toward payment of the Loan, including principal, interest accrued thereon, and other charges outstanding in connection therewith, in such priority and upon such terms as the Lender, in its sole discretion, may deem appropriate. Borrower hereby grants Lender a security interest in the proceeds of the special account.

        34. Loan package review fee. Each time lender examines documents evidencing a Mortgage Loan for the purpose of approving Request for Advance under paragraph 9 hereof, lender shall be paid a fee, for such services, in the amount of TWENTY AND NO/I 00 ($20.00) for each Mortgage Loan reviewed..

        35. Checks or Drafts. Borrower has designated various agents for the purpose of closing Mortgage Loan transactions originated by Borrower. From time to time a closing agent for Borrower, at the closing of a Mortgage loan transaction, will deliver to persons entitled to receive proceeds from the Mortgage Loan transaction checks or drafts against Borrowers account with Lender (the Bank Drafts). From time to time the Bank Drafts will he presented prior to Lenders receipt of the items of Collateral described in paragraph 17(a), (b), (c) of this Agreement. As long as the Loan is not otherwise in default, and Borrower provides a Request for Advance - (rust Receipt acceptable to Lender, Lender will honor the Bank Drafts and will deem the procedural conditions for an advance satisfied for a period of three (3) Business Days. Within (3) Business Days of Lenders honoring said drafts, Borrower shall comply with paragraph 9 (a) hereof or BORROWER shall immediately pay to lender the amount of any draft(s) for which the requirements of paragraph 9 (a) have not been satisfied. A Bank Draft or Drafts aggregating more than 10% of the committed amount of the Loan will not be honored absent satisfactory compliance with the requirements of paragraph 9 (a). Any advances made by lender in connection with any Bank Draft will be effective as of the date such draft was presented to the Lender for payment. Borrower hereby grants to Lender a security interest in the collateral relating to advances made under this Paragraph 35.

        36. Non-Use Fee: Quarterly in arrears, lender shall determine the average principal balance outstanding under the Loan for the previous quarter. In the event that the average principal balance outstanding was less shall 50% of the committed amount of the Loan, Borrower shall pay to Lender a fee equal to $2,500.00.

        37. Year 2000 Compliance: T he Borrower has developed a comprehensive working plan (the "Y2K Plan") to insure that the Borrowers and each Subsidiary's software and hardware systems which impact or affect in any material way the business operations of the Borrower and its Subsidiaries will be Year 2000 Complaint and Ready (defined below) by no later shall March 31, 1999. Upon the request of the Lender, the Borrower will promptly deliver to the Lender a copy of such Y2K Plan and a copy of any third party assessment of the Y2K Plan (if available). The BORROWER and its Subsidiaries have met all previous Y2K Plan milestones and will hereafter meet all future Y2K Plan milestones so that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan, except where the failure to meet such milestones has not had, or would not have, a material adverse effect on the business, operations, assets or condition (financial or otherwise) of The Borrower and its Subsidiaries on a consolidated basis. As used herein, "Year 2000 Compliant and Ready" means that the Borrowers and each Subsidiary's hardware and software systems with respect to the operation of their business and their general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) respond to any process two-digit year input without creating any ambiguity as to the century; and (iv) store and provide date input information without creating any ambiguity as to the century.

        At the end of the fiscal quarter of the Borrower or at any other time upon the request of the Bank prior to March 31, 1999, the Borrower shall deliver to the Bank a certificate of the chief executive officer, chief financial/accounting officer or chief technology officer to the effect that nothing has come to his/her attention to cause his/her to believe that the Y2K Plan milestones have not been met in a manner such that the Borrowers and its Subsidiaries hardware and software systems will not be Year 2000 Compliant and Ready.

        MAKER HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTIONS WITH THE NOTE AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO AND/OR TO THE MORTGAGE LOAN WAREHOUSING AND SECURITY AGREEMENT. THIS PROVISION IS MATERIAL INDUCEMENT FOR BANK ACCEPTING THE NOTE FROM MAKER AND FOR BANK ENTERING INTO THE MORTGAGE LOAN WAREHOUSING AND SECURITY AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above set forth

                                             BORROWER:

                                             AMERICA-CAP MORTGAGE GROUP, INC.
witnesses:                                   a Florida corporation

                                             By:
-----------------------------


-----------------------------

                                             AMERICA-CAP MORTGAGE LENDING
CORP.,
witnesses:                                   a Florida corporation

                                             By:
-----------------------------


-----------------------------

                                             AMERICA-CAP MORTGAGE SERVICES,
INC.
witnesses:                                   a Florida corporation

                                             By:
-----------------------------


-----------------------------
                                             LENDER:

                                             SUNTRUST BANK, MIAMI, N.A.
witnesses:                                   a National Banking Association

                                             GUARANTOR:

                                             FINANTRA CAPITAL, INC.,
witnesses:                                   a Delaware corporation

                                             By:
-----------------------------


-----------------------------

STATE OF FLORIDA     )
                     ) SS:
COUNTY OF PALM BEACH )



        THEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments _____________________, the ____________ of ____________________________, a
__________________ corporation, to me well know to be the person described in and who executed the foregoing instrument and he duly acknowledged the execution thereof to be his free act and deed as such officer and that he affixed thereto the official seal of the corporation.

        WITNESS MY HAND and official seal at ___________________________ this ____ day of ___________ , 1999.


                                                   ----------------------------
                                                            Notary Public,

                                   EXHIBIT "A"
                        THERE IS NO DOCUMENTARY STAMP TAX
                  PAYABLE WITH RESPECT TO THIS PROMISSORY NOTE
                  PURSUANT TO TERMS OF FLORIDA STATUTES 201.21

                                 PROMISSORY NOTE
$10,000,000.00                                          _________________, 1999

        FOR VALUE RECEIVED, the undersigned promises to pay to SUNTRUST BANK, MIAMI, National Association, organized and existing under the laws of the United States of America, or order, at its principal place of business in Miami, Florida, or at such other place as the holder of this Note may designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($ l 0,000,000.00) with interest thereon, in lawful monies of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment; said principal and interest to be paid on the dates and is the manner following, to-wit:

        All advances of said principal sum shall bear interest from the date of such advance at the interest rate described in paragraph 5 of that Certain Mortgage Loan Warehousing and Security securing this Note. Said int rest shall be paid monthly on the first day of the month following the first advance and on the first day of each month thereafter until this Note shall be paid in full. The outstanding principal balance and accrued interest shall be due and payable on demand subject to the provisions set forth in Paragraph 6 of that certain Mortgage Loan Warehousing and Security Agreement securing this Note. In no event shall the rate of interest exceed the maximum rate of interest allowed by law.

        Conditioned upon there being no default of any of the terms or conditions of this Note or the Mortgage Loan Warehousing and Security Agreement securing this Note, the maker shall have the right to borrow, repay and re-borrow from time to time, provided, however, the principal balance outstanding at any time shall not exceed TEN MILLION AND NO/100 DOLLARS ($10,000.00 and further, provided, that the principal balance outstanding at any time shall be further limited in accordance with the terms and conditions of said Mortgage Loan Warehousing and Security Agreement.

        Each maker, endorser and guarantor further agree, jointly and severally, to pay all costs of collection, including a reasonable attorneys fees, including attorneys fees in event of appeal, in case the principal of this Note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security thereof, whether suit be brought or not.

        This Note is secured by a Mortgage Loan Warehousing and Security Agreement of even date herewith and is to be construed and enforced according to the laws of the State of Florida. Upon default in the payment of principal and /or interest due on any note secured by the said Mortgage Loan Warehousing and Security Agreement, all notes so secured and remaining unpaid shall forthwith become due and payable notwithstanding their tenor.

        It is agreed hereby that if default be made in the payment of the principal sum above mentioned or any installment thereof, or any interest thereon, as above provided, or if default be made in the performance of or compliance with any of the covenants and conditions of said Mortgage Loan Warehousing and Security Agreement securing this Note, then, in any of all such events, the entire amount of principal of this Note, with all interest then accrued, shall at the option of the holder OF THIS NOTE AND without notice (the maker hereby expressly waives notice to such default), become due and collectible, time being of the essence of this Note. The total outstanding indebtedness from and after the time of default shall bear interest at the annual rate of eighteen percent (18%).

        Each maker, endorser, and guarantor, if any, or any person, firm or corporation becoming liable under this Note, hereby consents to any extensions or renewals of this Note or any part thereof, without notice, and agrees that they will remain liable under this

Note (luring any extensions or renewals thereof, until the debts represented hereby are paid in full.

        Each installment due under this Note not paid at maturity, whether in course or after acceleration, shall bear interest at the maximum rate of interest permitted by law from the date of such maturity until paid.

        Each maker now or hereafter becoming a party hereto severally waives demand, protest and notice of maturity, non-payment or protest and all other requirements necessary to hold each of them liable as makers, endorsers and guarantors.

        This Note may not be changed orally, but only by an arrangement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

        MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION THEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO AND/OR TO THE MORTGAGE LOAN WAREHOUSING AND SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ACCEPTING THIS NOTE FROM MAKER AND FOR BANK ENTERING INTO THE MORTGAGE LOAN WAREHOUSING AND SECURITY AGREEMENT.

                                    AMERI-CAP MORTGAGE GROUP, INC.
                                    A Florida corporation

                                    By:
                                        ------------------------------


                                    AMERI-CAP MORTGAGE LENDING CORP.,
                                    a Florida corporation

                                    By:
                                        ------------------------------


                                    AMERI-CAP MORTGAGE SERVICES, INC.
                                    a Florida corporation

                                    By:
                                        ------------------------------

                                   EXHIBIT "B"

                              OFFICERS CERTIFICATE

                                       AND

                               REQUEST FOR ADVANCE

                                                 _________________________, 1999

SunTrust Bank Miami. N.A.
777 Brickell Avenue
Miami Florida 33131

RE:     Mortgage Loan Warehousing and Security Agreement
        AMERI-CAP MORTGAGE GROUP, INC., AMERI-CAP MORTGAGE
        LENDING CORP., and AMERI-CAP MORTGAGE SERVICES, INC.

        In accordance with the terms and conditions of that certain Mortgage Loan Warehousing and Security Agreement dated as of the _______ day of 19__ by and between SUNTRUST Bank Miami, N.A. (hereinafter referred to as "Lender ") and AMERI-CAP MORTGAGE GROUP, INC. and AMERI-CAP MORTGAGE LENDING CORP. and AMERI-CAI MORTGAGE SERVICES, INC. (hereinafter referred to as "Borrower"), Borrower hereby applies for an advance in the amount of $________________. All capitalized terms are as defined in the Mortgage Loan Warehousing and Security Agreement.

        Borrower hereby certifies to Lender with the knowledge that Lender is relying on said certification that all documents including the Mortgage Files required to be delivered and all conditions required to be satisfied pursuant to the terms of the aforementioned Mortgage Loan Warehousing and Security Agreement for the advance hereunder by Lender have been delivered and/or satisfied.

        The limitations on the amounts which can be advanced by Lender pursuant to the terms of the Mortgage Loan Warehousing and Security Agreement on the Mortgage Packages delivered hereunder as follows:

1.  CATEGORY I COLLATERAL

The least of:

(a)      98% of the outstanding principal balance of the mortgage
        indebtedness of such Collateral as of this date                    $
                                                                            --------------

(b)     98% of the cash purchase price under Commitments applicable to
        this Category                                                      $

(c)     98% of the Market Value of such Collateral as of this date         $
                                                                            --------------

2.      CATEGORY II COLLATERAL:

The least of:

(a)     90% of the outstanding principal balance of the mortgage
        indebtedness of such Collateral as of this date                    $
                                                                            --------------

(b)     90% of the cash purchase price under Commitments applicable to
        this Category                                                      $

(c)     90% of the Market Value of such Collateral as of this date         $

3.      CATEGORY III COLLATERAL:

                                     - 40 -




The least of:

(a)     98% of the outstanding principal balance of the mortgage
        indebtedness of such Collateral as of this date                    $
                                                                            --------------

(b)     98% of the cash purchase price under Commitments applicable to
        this Category                                                      $

(c)     98% of the Market Value of such Collateral as of this date         $
                                                                            --------------

        Borrower hereby further certifies that there exists as of this date no Event of Default under the Mortgage Loan Warehousing and Security Agreement and that Borrower is in compliance with all the terms, covenants and conditions of said Agreement. Borrower hereby further certifies that the advance hereby requested, as said advance relates to a particular Mortgage Loan, does not exceed the "draft amount" which relates to said Mortgage Loan.

                                         Very truly yours,

                                         AMERI-CAP MORTGAGE GROUP, INC.,
                                         AMERI-CAP MORTGAGE LENDING CORP.,
                                         AMERI-CAP MORTGAGE SERVICES, INC.

                                         By:
                                             ----------------------------------
                                                    Authorized Officer

                                   EXHIBIT "C"

                              ESTOPPEL CERTIFICATE

                                                           _______________, 1999

SunTrust Bank, Miami. N.A.
777 Brickell Avenue
Miami, Florida 33131

RE:      Mortgage Loan Warehousing and Security Agreement
        AMERI-CAP MORTGAGE GROUP, INC., AMERI-CAP MORTGAGE LENDING CORP. and AMERI-CAP MORTGAGE SERVICES, INC.

Gentlemen:

        In connection with the above referenced agreement, we hereby certify to you that the following mortgage loans have the balances outstanding as shown hereunder and further that there exits no event of default in any of said mortgage loans. We further certify to you that all loans constitute first mortgage liens and otherwise fully comply with the requirements of the referenced agreement.


   LOAN                                 OFFICIAL        INTEREST      PRINCIPAL
  NUMBER     MORTGAGOR     COUNTY     RECORDS BOOK      PAID TO        BALANCE
                                        AND PAGE
  ------     ---------     ------     ------------      -------        -------


                                         Very truly yours,

                                         AMERI-CAP MORTGAGE GROUP, INC.,
                                         AMERI-CAP MORTGAGE LENDING CORP.,
                                         AMERI-CAP MORTGAGE SERVICES, INC.

                                         By:
                                             ----------------------------------
                                                    Authorized Officer


                                                     (CORPORATE SEAL)

                                   EXHIBIT "D"


                               VALUATION REPORT OF

                          AGGREGATE ASSIGNED COLLATERAL

                                                     AS OF______________________

RE:    Mortgage Loan Warehousing and Security Agreement AMERI-CAP
       MORTGAGE GROUP, INC., AMERI-CAP MORTGAGE LENDING CORP., and AMERI-CAP MORTGAGE SERVICES, INC.

1.     CATEGORY I COLLATERAL
       Aggregate advances outstanding
       (not to exceed $10,000,000)                                 $
                                                                    ----------
       the mortgage indebtedness of
       Collateral                            $
                                             ----------

       Loan to value ratio %
       (not to exceed 98%)

   (b) Cash purchase price under the
       Commitments applicable to this
       Category                              $                    $
                                             -----------          ------------

       Loan to value ratio %
       (not to exceed 98%)

   (c) Current Market Value of Collateral

       Loan to value ratio %
       (not to exceed 98%)

2.  CATEGORY 11 COLLATERAL:

    Aggregate advances outstanding
    (not to exceed $500,000.00)                                   $
                                                                  -----------
    (a) Outstanding principal balance of
        the mortgage indebtedness of
        Collateral                            $
                                              ----------
        Loan to value ratio %
        (not to exceed 90%)

    (b) Cash purchase price under the
        Commitments applicable to this
        Category                              $
                                              ----------

        Loan to value ratio %
        (not to exceed 90%)

    (c) Current Market Value of Collateral

        Loan to value ratio %
        (not to exceed 90%)

3.  CATEGORY 111 COLLATERAL

    Aggregate advance outstanding
    (not to exceed $3,000,000.00)                             $
                                                              -----------
(a) Outstanding principal balance of
    the mortgage indebtedness of
    Collateral                            $
                                          -----------

    Loan to value ratio %
    (not to exceed 98%)

(b) Cash purchase price under the         $
                                          -----------


    Commitments applicable to this
    Category
                                          -----------

    Loan to value ratio ____%
    (not to exceed 98%)

(c) Current Market Value of Collateral    $
                                          -----------

    Loan to value ratio ______%
    (not to exceed 98%)

5.  Total Aggregate Outstanding
    Advances of

    Category I Collateral                $
                                         ------------

    Category II Collateral               $
                                         ------------

    Category III Collateral              $
                                         ------------


                                         ------------
    TOTAL (NOT TO EXCEED
    $ 10,000,000.00)                                           $
                                                               ------------



                                          AMERI-CAP MORTGAGE GROUP, INC.,
                                          AMERI-CAP MORTGAGE LENDING CORP.,
                                          AMERICAP MORTGAGE SERVICES, INC.


Dated:
       ------------------                 -------------------------------------

                                          By:
                                              ---------------------------------
                                                      Authorized Officer


                                                      (CORPORATE SEAL)